As filed with the Securities and Exchange Commission on February 28, 2003


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                 -----------------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                -----------------------------------------------

                              WESTBANK CORPORATION
               (Exact name of issuer as specified in its charter)

        Massachusetts                                      04-1830731
(State or other jurisdiction                            (I.R.S. Employer
      of incorporation)                                 Identification No.)

                                 225 Park Avenue
                   West Springfield, Massachusetts 01090-0149
                    (Address of principal executive offices)

                            John M. Lilly, Treasurer
                              Westbank Corporation
                                 225 Park Avenue
                   West Springfield, Massachusetts 01090-0149
                               Tel: (413) 747-1400
                     (Name and address of Agent for Service)

                                    Copy to:
                             W. Garth Janes, Esquire
                  Doherty, Wallace, Pillsbury and Murphy, P.C.
                          One Monarch Place, 19th Floor
                  1414 Main Street, Springfield, MA 01144-1900

          Approximate date of commencement of proposed sale to public:
  (As soon as practicable after this Registration Statement becomes effective)

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |X|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed                Proposed
Title of                                         Maximum                 Maximum
Securities to             Amount to be           Offering Price          Aggregate                Amount of
be Registered             Registered (1)         Per Share (2)           Offering Price (2)       Registration Fee
Common Stock
$2 Par Value              500,000                $13.63                  $6,815,000               $626.98

(1) Plus such additional number of shares as may be required in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the bid and asked prices for the Common Stock on February 25, 2003.

                                   PROSPECTUS
                              WESTBANK CORPORATION
              DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN
                                  COMMON STOCK
                                 500,000 SHARES

      The Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") of Westbank Corporation (the "Company") provides holders of record and certain beneficial owners of the Company's Common Stock, $2.00 par value per share (the "Common Stock"), with a simple and convenient method of purchasing additional shares of Common Stock without fees of any kind. The Common Stock is traded on the NASDAQ National Market under the trading symbol WBKC.

      Participants in the Plan may have all or a portion of the cash dividends paid on their shares of Common Stock reinvested in shares of Common Stock, and may make optional cash purchases of common Stock up to $10,000.00 during each calendar quarter.

      The price of shares of Common Stock purchased with reinvested Common Stock dividends or pursuant to the optional cash investment feature will be equal to the market price of the Common Stock as described in this Prospectus. This offering is not being underwritten, so there are no underwriting discounts or commissions payable by the Company in connection with the Plan.

      On January 9, 1989, the Company filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 100,000 shares of the Company's Common Stock issuable pursuant to the Plan. On June 19, 1997 the Company filed a Registration Statement on Form S-3 with the Commission in connection with the registration of an additional 300,000 shares issuable under the Plan. This prospectus relates to the registration of an additional 500,000 shares issuable under the Plan. It is recommended that this Prospectus be retained for future reference.

      SEE "RISK FACTORS" ON PAGE 5 FOR A DISCUSSION OF CONSIDERATIONS RELEVANT TO A DECISION WITH RESPECT TO PARTICIPATION IN THE PLAN.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

      Cash dividends, voluntary cash contributions and shares of Common Stock purchased pursuant to the Plan are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this Prospectus is February 26, 2003

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports with the Commission. Reports filed by the Company may be inspected without charge and copied, upon payment of prescribed rates, at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the Commission at (800) SEC-0330. Copies of such material can also be obtained from the web site that the Commission maintains at http://www.sec.gov.

      The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents, filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus:

      1. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

      2. The Company's Quarterly Report of Form 10-Q for the quarter ended June 30, 2002.

      3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

      4. The Company's Annual Report on Form 10-K for the year ended December 31, 2001.

      5 The Company's Proxy Statement dated March 15, 2002 for the Annual Meeting of Shareholders held on April 17, 2002.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

      The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered who so requests in writing or by oral request, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus. Requests for such copies should be directed to Westbank Corporation Dividend Reinvestment and Common Stock Purchase Plan, 225 Park Avenue, West

Springfield, Massachusetts 01090-0149; Telephone: (413) 747-1400; Attention:
Chief Financial Officers.

                                   THE COMPANY

      The Company, a Massachusetts corporation, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company was incorporated in 1983 and became the owner of all the common stock of Westbank, formerly known as Park West Bank and Trust Company, on July 2, 1984. The mailing address and telephone number of the principal executive office of the Company is: 225 Park Avenue, West Springfield, Massachusetts 01090-0149,
Telephone: (413) 747-1400.

                                  RISK FACTORS

An investment in the Common Stock involves a number of risks. The Company urges all participants and potential participants in the Plan to carefully consider this information, together with the other information in this prospectus and in the documents that we have incorporated by reference in this prospectus.

The Company may experience difficulties in managing its growth.

      As part of the Company's general strategy the Company may continue to acquire banks and businesses that the Company believes provide a strategic fit with the Company's and Westbank's business. To the extent that the Company grows, the Company cannot assure that it will be able to adequately and profitably manage its growth. Acquiring other banks and businesses will involve risks commonly associated with acquisitions, including:

      - potential exposure to liabilities of banks and businesses the Company acquires;

      - difficulty and expense of integrating the operations and personnel of banks and businesses the Company acquires;

      -     potential disruption to the Company's business;

      - potential diversion of the Company's management's time and attention;

      - impairment of relationships with and the possible loss of key employees and customers of the banks and businesses the Company acquires; and

      - incurrence of amortization expense if the Company accounts for an acquisition as a purchase.

      The success of the Company's internal growth strategy will depend primarily on Westbank's ability to generate an increasing level of loans and deposits at acceptable risk levels and on acceptable terms without significant increases in non-interest expenses relative to revenues generated. There is no assurance that the Company will be successful in implementing the Company's internal growth strategy. The Company's financial performance also depends, in part, on Westbank's ability to manage various portfolios and its ability to successfully introduce additional financial products and services. There can be no assurance that additional financial products and services will be introduced or, if introduced, that such financial products and services will be successful. Furthermore, the success of the Company's growth strategy will depend on its ability to maintain sufficient regulatory capital levels and general economic conditions that are beyond the Company's and Westbank's control.

If the Company is unable to successfully compete for customers in the Company's market area, its financial condition and results of operations could be adversely affected.

      The Company and Westbank face intense and increasing competition in making loans, attracting deposits and providing other financial products and services. The market area in which Westbank operates, has numerous financial institutions that Westbank competes with for customers. Westbank's competition for loans comes principally from:

-     commercial banks

-     savings banks

-     savings and loan associations

-     mortgage banking companies

-     finance companies

-     credit unions

Westbank's competition for deposits comes principally from:

-     commercial banks

-     savings banks

-     savings and loan associations

-     brokerage firms

-     insurance companies

-     money market mutual funds

-     mutual funds (such as corporate and government securities funds)

      The Company's profitability depends on Westbank's continued ability to attract new customers and compete in western Massachusetts and northeastern Connecticut. If Westbank is unable to successfully compete, the Company's financial condition and results of operations will be adversely affected.

Because Westbank primarily serves western Massachusetts and northeast Connecticut, a decline in the local economy could lower the Company's profitability.

      Westbank serves the Hampden County area of western Massachusetts with its main office and twelve Westbank branches, and the WindhamCounty area of northeast Connecticut with the four former Cargill Bank locations. Westbank has also announced that it intends to open a branch in Webster, Worcester County, Massachusetts. The level of the Company's profits depend on Westbank providing products and services to customers in this local region. An increase in unemployment, a decrease in real estate values or an increase in interest rates are among the factors that could weaken the local economy. With a weaker local economy:

      -     customers may not want or need Westbank's products and services;

      -     borrowers may be unable to repay their loans;

      - the value of the collateral securing Westbank's loans to borrowers may decline, and

      -     the overall quality of Westbank's portfolio may decline.

      Making mortgage loans is a significant source of Westbank's and the Company's profits. If customers in the local area do not want these loans, the Company's profits may decrease. Although the Company could make other investments, the Company may earn less revenue on these investments than on loans. Also, the Company's losses on loans may increase if borrowers are unable to make payments on their loans.

Interest rate changes may reduce Westbank's and the Company's profitability.

      To be profitable, Westbank and the Company have to earn more money in interest income and fee income than they pay as interest on deposits and other interest-bearing liabilities and as other expenses. If interest rates fall, the amount of interest Westbank and the Company earn on loans and investment securities may decrease more quickly than the amount of interest the Company and Westbank pay on deposits and other interest-bearing liabilities. This would result in a decrease in the Company's profitability.

      Changes in the level or structure of interest rates also affect:

      -     Westbank's ability to originate loans;

      - the value of the Company's and Westbank's loan and securities portfolios;

      - the Company's ability to realize gains from the sale of loans and securities;

      -     the average life of Westbank's deposits; and

      -     Westbank's ability to obtain deposits.

      Fluctuations in interest rates will ultimately affect both the level of income and expense the Company records on a large portion of the Company's assets and liabilities, and the market value of all interest-earning assets. The Company's interest rate management strategy is designed to stabilize net interest income and preserve capital over a board range of interest rate movements by matching the interest rate sensitivity of assets and liabilities. Although the Company believes that the Company's and Westbank's current mix of loans, mortgage-backed securities, investment securities, borrowings, and deposits is reasonable, significant fluctuations in interest rates may have a negative effect on the Company's profitability.

The Company cannot predict how changes in technology will affect its business and the business of Westbank

      The financial services market, including banking services, is increasingly affected by advances in technology, including developments in:

      -     telecommunications;

      -     data processing;

      -     automation;

      -     Internet-based banking;

      -     telebanking; and

      -     debit cards and so-called "smart cards."

      The Company's ability to compete successfully in the future will depend on whether the Company and Westbank can anticipate and respond to technological changes. To develop these and other new technologies the Company and Westbank will likely have to make additional capital investments.

      The Company may be adversely affected by changes in laws and regulations affecting the financial services industry.

      Westbank, is subject to extensive regulation and supervision as a state-chartered bank and trust company. The regulatory authorities have extensive discretion in connection with their supervision and enforcement activities and their examination policies, including the imposition of restrictions on the operation of a bank, the classification of assets by an institution and requiring an increase in a bank's allowance for loan losses. Any change in the regulatory structure or the applicable statutes or regulations, whether by the regulators or Congress, could have a material effect on the Company, Westbank, and the operations of each.

Forward-looking Statements Relating to Future Performance or Expectations.

      The Company has used and incorporated by reference "forward-looking statements" in this prospectus. Words such as "believes" and "expects" may constitute forward-looking statements. These statements are within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause the Company's actual results to differ materially. The Company has used these statements to describe its expectations and estimates in various areas, including:

      - the Company's overall business conditions particularly in the markets in which Westbank operates;

      -     fiscal and monetary policy;

      -     the market for mortgage origination and purchases;

      -     competitive products and pricing;

      -     credit risk management; and

      -     changes in regulations affecting financial institutions.

      The Company's actual results could vary materially from the future results covered in the Company's forward-looking statements. The statements in the "Risk Factors" section are cautionary statements identifying important factors, including certain risks and uncertainties, that could cause the Company's results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the United States economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements. The Company disclaims any obligation to announce publicly future events or developments that affect the forward-looking statements in this prospectus.

                             DESCRIPTION OF THE PLAN

The following is a question and answer statement concerning the provisions of the Plan.

Purpose

      1. What is the purpose of the Plan?

            The purpose of the Plan is to provide holders of record and certain beneficial owners of shares of Common Stock with a simple and convenient method of investing cash dividends in, and making optional cash purchases of, additional shares of Common Stock without payment of any brokerage commission or service charge. Because such shares of Common Stock will generally be purchased directly from the Company, the Company will receive additional equity for working capital and for other general corporate purposes.

Advantages

      2. What are the advantages of the Plan?

            Stockholders may have the cash dividends on all or a portion of their shares of Common Stock automatically re-invested in additional shares of Common Stock and may invest optional cash, up to specified limits, in the Company's Common Stock. Purchases of Common Stock pursuant to the Plan are at a price equal to the applicable average market price of the Common Stock. No commission or service charge is paid by participants in connection with purchases under the Plan. Full investment of funds is possible because the Plan permits not only full shares but fractions of shares and dividends in respect of such fractions to be credited to participants' accounts. Participants can avoid, if they so desire, the cumbersome safekeeping of certificates for shares credited to their accounts under the Plan. Regular quarterly statements of account provide simplified record-keeping.

Administration

      3. Who administers the Plan for participants?

            Westbank is the agent ("Agent") for the Plan and administers the Plan for participants, keeps records, sends quarterly statements of account to participants and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the Agent, as agent for participants in the Plan.

Participation

      4. Who is eligible to participate?

            All holders of record of shares of Common Stock, including brokers, trustees or other nominees in whose names certificates are registered, are eligible to participate in the Plan. In order to participate, beneficial owners of shares of Common Stock whose shares are registered in names other than their own must become stockholders of record by having shares transferred into their names, or they may request their holders of record to participate on their behalf. Beneficial owners must contact the holders on their behalf directly in order to make arrangements for such participation.

      5. How do stockholders participate?

            Stockholders may join the Plan at any time by checking the appropriate box on an authorization form provided by the Company (an "Authorization Form"), signing it and returning it to the Company. A postage paid envelope is provided for this purpose. An Authorization Form may be obtained at any time by written request to Westbank Corporation Dividend Reinvestment and Common Stock Purchase Plan, 225 Park Avenue, West Springfield, MA 01090-0149, or by calling the Company at (413) 747-1400.

      6. What does the Authorization Form provide?

            The Authorization Form allows each participant to decide the extent to which he or she wants to participate in the Plan through any of the following investment options:

            a. "Full Dividend Reinvestment" directs the Company to invest in the Company's Common Stock in accordance with the Plan all of a participant's dividends on all shares of Common Stock then or subsequently registered in a participant's name, and permits a participant to make optional cash payments for the purchase of additional shares in accordance with the Plan.

            b. "Partial Dividend Reinvestment" directs the Company to invest in the Company's Common Stock in accordance with the Plan all cash dividends on those full shares of Common Stock specified in the appropriate space on the Authorization Form. It also permits a participant to make optional cash payments for the purchase of additional shares in accordance with the Plan.

            c. "Optional Cash Payments" permits a participant to make optional cash payments for the purchase of additional shares of the Company's Common Stock in accordance with the Plan.

            Dividends paid on whole and fractional shares held by the Agent for a participant's account under the Plan will automatically be reinvested under each of the three options specified above.

            If a signed Authorization Form is returned without one of the boxes checked, the stockholder will be enrolled under the Full Dividend Reinvestment option.

            A participant's investment option may be changed at any time by completing, signing and returning a new Authorization Form, or by submitting a written request to Westbank Corporation Dividend Reinvestment and Common Stock Purchase Plan, 225 Park Avenue, West Springfield, Massachusetts 01090-0149.

      7. When will dividends be reinvested?

            The date on which cash dividends are reinvested ("Dividend Investment Date") will be the date on which the dividend payment is made, which is expected to be quarterly, on the 20th day of January, April, July and October.

            Under either the Full Dividend Reinvestment option or the Partial Dividend Reinvestment option, the Authorization Form directing the Company to reinvest dividends must be received by the Company on or before the record date set by the Company's Board of Directors for determining stockholders of record entitled to receive a dividend. If the Authorization Form is received by the Company after such record date, reinvestment of dividends will begin with the next dividend period.

Optional Cash Payments

      8. Who is eligible to make optional cash payments?

            Participants in the Plan, whether or not they have authorized the investment of dividends, are eligible to make optional cash payments.

      9. To what extent may a participant make optional cash payments?

            The opportunity to make cash payments is available to each participant at any time and is available under each of the Plan's three investment options. A participant may make optional cash payments totaling no more than $10,000 per calendar quarter, with no minimum payment required. The Agent will return optional cash payments submitted by a participant to the extent that the aggregate optional cash payments in any calendar quarter exceeds $10,000. The same amount of money need not be sent each quarter nor does the participant need to make a payment in each quarter. There is no obligation to use, nor any penalty for not using, the optional cash payment feature of the Plan.

      10. How does the "Optional Cash Payments" investment option operate?

            The Agent will apply any optional cash payment received from a participant to the purchase of shares of Common Stock for the participant's account in the Plan.

            An initial optional cash payment may be made by a participant when enrolling by enclosing a check with the Authorization Form. Checks should be made payable to Westbank Corporation and returned together with the Authorization Form. Thereafter, optional cash payments may be made by submitting a check accompanied by a cash payment stub. A cash payment stub will be attached to each statement sent to participants by the Agent. Additional stubs will be supplied to participants upon request. Shareholders who are employees of the Company and its subsidiaries may also make cash payments through payroll deductions.

      11. When will optional cash payments received by the Agent be invested?

            Optional cash payments will be invested monthly on the cash investment date ("Cash Investment Date"). In each month in which the Company pays any dividend, the Cash Investment Date will be the same date as the Dividend Investment Date. In each month in which the Company does not pay a dividend, the Cash Investment Date will be the 20th day of that month or, if the 20th is not a regular business day in West Springfield, Massachusetts, the next business day. In order to allow sufficient time for processing, optional cash payments must be received by the Agent no later than two business days prior to a Cash Investment Date.

            No interest will be paid by the Company or the Agent on optional cash payments. Therefore, participants are encouraged to make optional cash payments shortly before the day two business days before a Cash Investment Date.

            Optional cash payments will be refunded if a written request for refund is received by the Agent no later than forty-eight (48) hours before such payments are to be invested.

Costs

      12. Are there any expenses to participants in connection with purchases under the Plan?

            No. There will be no brokerage fees, commission or expenses payable by participants. All costs of administration of the Plan and fees of the Agent are to be paid by the Company.

Purchases

      13. How many shares of Common Stock will be purchased for participants?

            The number of shares of Common Stock to be purchased for each participant equals (i) the amount of the participant's dividends being reinvested plus the amount of any optional cash payments, divided by (ii) the applicable purchase price per share of the Common Stock. Each participant's account will be credited with the number of shares of Common Stock purchased including fractional shares computed to three decimal places.

      14. What will be the price of shares of Common Stock purchased under the Plan?

            The price of shares of Common Stock purchased with reinvested dividends from the Company on any Dividend Investment Date will be equal to the average daily bid and asked prices of the Common Stock for the three business days immediately preceding the applicable Dividend Investment Date as such prices are reported in the Union-News published in Springfield, Massachusetts.

            The price of shares of Common Stock purchased with optional cash payments on any Cash Investment Date will be equal to the average daily bid and asked prices of the Common Stock for the three business days immediately preceding the applicable Cash Investment Date as reported in the Union-News published in Springfield, Massachusetts.

            In the event there shall be no quotations with respect to the Common Stock during such three-day trading period, the purchase price of a share of Common Stock shall be determined by the Company on the basis of such market quotations as it shall deem appropriate.

            No shares under the Plan will be sold at less than the par value of such shares.

Reports to Participants

      15. What kind of report will be sent to participants in the Plan?

            Each participant in the Plan will receive quarterly statements of the participant's account. These statements are a participant's continuing record of the cost of the participant's purchases and should be retained for income tax purposes.

Dividends

      16. Will participants be credited with dividends on shares held in their account under the Plan?

            Yes. The Agent will receive dividends for all Plan shares held on the dividend record date and credit these dividends to Participants' accounts on the basis of full and fractional shares credited to those accounts. Dividends will be reinvested automatically in additional shares.

Certificates for Shares

      17. Will certificates be issued for shares of Common Stock purchased?

            Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant's quarterly statement of account. This convenience protects against loss, theft or destruction of stock certificates.

            Certificates for any number of whole shares credited to an account under the Plan will be issued upon written request. Such shares would thereupon be withdrawn from the participant's Plan account. This request should be mailed to: Westbank Corporation Dividend Reinvestment and Common Stock Purchase Plan, 225 Park Avenue, West Springfield, Massachusetts 01090-0149. Any remaining full and fractional shares will continue to be credited to the participant's account.

      18. May shares in a Plan account be pledged?

            No. Shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name.

      19. In whose name will certificates be registered when issued?

            Accounts under the Plan are maintained in the names in which certificates of the participants were registered at the time they entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued.

Changing Method of Participation and Withdrawal from the Plan

      20. When will a participant's request to change his or her method of participation become effective?

            Any changes in a participant's method of participating in the dividend reinvestment feature of the Plan will become effective as of an upcoming Dividend Investment Date if written notice of such intention is received by the Agent on or before the record date for the next dividend payment.

      21. How does a participant withdraw from the Plan?

            In order to withdraw from the Plan, a participant must notify the Company in writing that the participant wishes to withdraw. Written notice should be addressed to: Westbank Corporation Dividend Reinvestment and Common Stock Purchase Plan, 225 Park Avenue, West Springfield, Massachusetts 01090-0149. When a participant withdraws from the Plan or upon termination of the Plan by the Company, certificates for whole shares credited to the participant's account under the Plan will be issued and cash payment will be made for any fraction of a share.

      22. When may a participant withdraw from the Plan?

            A participant may withdraw from the Plan at any time.

      23. What happens when a participant withdraws from the Plan?

            If the request to withdraw is received by the Company after the record date for a dividend and before the Dividend Investment Date for that dividend, such dividend will be reinvested for the participant's account. Any optional cash payment sent to the Agent prior to the request to withdraw will be invested in Common Stock unless the participant's withdrawal expressly requests return of the optional cash payment and such letter is received no later than forty-eight (48) hours prior to the Cash Investment Date. The request for withdrawal will then be processed as promptly as possible following such date. All subsequent dividends will be paid in cash to the former participant unless the participant re-enrolls in the Plan, which the participant may do at any time.

Other Information

      24. What happens when a participant sells or transfers all of the shares registered in the participant's name?

            If a participant sells or transfers all shares of Common Stock registered in the participant's name other than shares under the Plan, the Company will continue to reinvest the dividends on the shares credited to the participant's account under the Plan until notified in writing by such participant that the Participant wishes to withdraw from the Plan.

      25. What happens if the Company has a Common Stock rights offering, issues a stock dividend or declares a stock split?

            In the event of a rights offering by the Company, a participant will receive rights based upon the total number of whole shares owned including those shares held in the Plan and shares held directly.

            Any stock dividends or split shares distributed by the Company on shares credited to the account of a participant under the Plan will be added to the participant's account. Stock dividends or split shares distributed on shares held directly will be mailed to the participant in the same manner as to stockholders who are not participating in the Plan.

      26. How will a participant's shares be voted at meetings of stockholders?

            Participants will receive a proxy card indicating total shares held directly and shares credited to his or her account under the Plan.

            If a proxy card is returned properly signed and marked for voting, all shares covered by the proxy will be voted as marked. The total number of shares held may be voted in person at stockholders' meetings.

            If a proxy card is returned properly signed but without indicating instruction as to the manner shares are to be voted with respect to any item thereon, all of the participant's shares will be voted in accordance with the recommendations of the Board of Directors of the Company. If the proxy card is not returned, or if it is returned unexecuted or improperly executed, none of the shares in respect of which such proxy card was furnished (including shares held for the participant under the Plan) will be voted.

      27. What are the Federal income tax-consequences of participation in the Plan?

            With respect to shares purchased pursuant to the reinvestment of cash dividends pursuant to the Plan, the participant will be treated for Federal income tax purposes as receiving a distribution in an amount equal to the fair market value on the Dividend Investment Date of all full and fractional shares credited to the participant plus the amount of income tax withheld, if any. The distribution will be taxable as a dividend to the extent of the Company's earnings and profits as determined for Federal income tax purposes. The tax basis of the shares will be an amount equal to their fair market value on the Dividend Investment Date. The Company intends to determine and report the distribution amount on the basis that the fair market value per share of the Common Stock acquired pursuant to the reinvestment of dividends is the average bid and asked price on the Dividend Investment Date as reported in the Union-News published in Springfield, Massachusetts, or in the event there is no quotation with respect to the Common Stock, on the basis of such market quotations as the Company shall deem appropriate.

            The holding period for Common Stock credited to a participant's account pursuant to the reinvestment of dividends will begin on the day following the Dividend Investment Date. The holding period for Common Stock acquired with an optional cash payment will begin on the day following the Cash Investment Date.

            With respect to shares which are purchased using a participant's optional cash payment, a participant will be treated for Federal income tax purposes as receiving a distribution in an amount equal to the fair market value on the Cash Investment Date of all full and fractional shares purchased on such Date by such participant less the price paid for such shares determined in the manner set forth in the response to Question 14. With the foregoing exception, the tax consequences to such a participant will be the same as for a participant electing the dividend reinvestment option.

            A participant will not realize any taxable income upon receipt of certificates for whole shares which have been credited to the participant's account, whether received upon the participant's request, or upon termination of participation in the Plan, or upon termination of the Plan.

            A participant will realize gain or loss when Common Stock acquired pursuant to the Plan is sold or exchanged by the participant after receipt of a share certificate from the Plan or upon receipt of a cash adjustment for a fractional share. The amount of such gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share sold or exchanged, and the tax basis therefor.

            For United States income tax purposes, the Company is subject to requirements that a portion of any dividend payable to certain foreign shareholders, and United States shareholders for whom withholding requirements are applicable, be withheld and paid to the Internal Revenue Service for the account of such shareholders. The amount reinvested for any participant in the Plan will in each case be after any reduction necessary to comply with any applicable income tax withholding requirements with respect to such participant. Statements confirming purchases made for any participant will indicate the amount of tax withheld.

            Eligible stockholders who are considering participating in the Plan are urged to consult with their own tax advisers prior to joining the Plan.

      28. What are the responsibilities of the Company and the Agent under the Plan?

            The Company and its Agent in administering the Plan will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death. THE PARTICIPANT SHOULD RECOGNIZE THAT THE COMPANY CANNOT ASSURE THE PARTICIPANT OF A PROFIT OR PROTECT THE PARTICIPANT AGAINST A LOSS ON THE SHARES PURCHASED BY THE PARTICIPANT UNDER THE PLAN.

      29. May the Plan be changed or discontinued?

            The Company reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination.

      30. What are the risks of participation in the Plan?

            You bear all risk of loss that may result from market fluctuations in the price of Common Stock. Your investment risks in shares acquired under the Plan are no different from you investment risks in shares held directly by you. The Company cannot assure you a profit or protect you against any loss on shares that are purchased through the Plan. The Company does not guarantee the payment of future dividends. The Company's stockholders may not receive future dividends. The amount of cash dividends, if any, to be declared and paid will depend upon declaration by the Company's board of directors and upon the Company's financial condition, results of operations, cash flow, its future business prospects and other related matters that the Company's board of directors deems relevant. The Company will interpret and regulate the operation of the Plan as it believes appropriate. Neither the Company, nor any of its successors or any other person providing services to the Company will be responsible for any good-faith acts or omissions when operating or administering the dividend reinvestment Plan. For example, it is not responsible for: the failure to discontinue reinvestment of dividends or additional cash purchases for a participant's account when the participants dies; the price at which the Common Stock is purchased or sold; or the timing of any purchase or sales. However, by participating in the Plan, you will not waive any legal rights you otherwise may have.

                                 USE OF PROCEEDS

      A total of 400,000 shares of Common Stock have been registered by the Company for issuance under the Plan and an additional 500,000 shares of Common Stock are being registered by the Company pursuant to this Registration Statement. The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. However, the Company proposes to use the net proceeds from the sale of such shares for working capital purposes and for other general corporate purposes.

                       DESCRIPTION OF THE COMPANY'S STOCK

      The Company is authorized to issue up to 9,000,000 shares of Common Stock, $2.00 par value. As of January 31, 2003, there were 4,337,158 shares of Common Stock outstanding. The Company also has authorized 100,000 shares of Preferred Stock, $5.00 par value, none of which shares are outstanding.

Dividend Rights

      Holders of the Company's Common Stock are entitled to receive such dividends as are declared by its Board of Directors out of funds legally available therefor.

Voting Rights - Non-Cumulative Voting

      Holders of shares of the Company's Common Stock are entitled to one vote for each share of stock held by them and a proportionate vote for each fractional share.

      The shares of Common Stock of the Company do not have cumulative voting rights. This means that the holders of more than 50% of the shares of Common Stock of the Company voting for the election of directors can elect 100% of the class of directors standing for election at any meeting if they choose to do so, and in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors of the Company at the meeting.

Preemptive Rights

      The holders of the Company's Common Stock have no preemptive rights.

Liquidation Rights

      In the event of any liquidation, dissolution or winding up of the affairs of the Company, after payment to the holders of any shares of preferred stock then issued and outstanding of the amounts to which they are entitled, the holders of Common Stock will be entitled to receive pro rata any assets distributable to shareholders in respect to shares held by them.

Election of Directors

      Under the By-Laws of the Company, the Board of Directors is divided into three approximately equal classes designated, respectively, Class 1, Class 2 and Class 3. Each Director serves for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such Director was elected, or, if the Director was not elected at an annual meeting, until the end of the term of the class to which he was elected, and, in each case, until his successor is duly elected and qualified or until his earlier resignation, removal from office or death.

Other Matters

      The Company's Common Stock has no conversion rights, and is not subject to any redemption or sinking fund provisions or any further calls or assessments. The shares of Common Stock currently outstanding are, and the shares of Common Stock to be offered pursuant to the Plan will be, fully paid and non-assessable.

Extraordinary Corporate Transactions and Changes in Control

      Under the Company's Articles of Organization, neither the Company nor any of its subsidiaries may be a party to any merger or consolidation, liquidation or dissolution, sale of all, substantially all or a substantial part of its assets or any reclassification or recapitalization of its stock unless one of the following conditions shall have been met: (i) the transaction has been approved by at least 75% of the total number of shares of stock of the Company entitled to vote on the matter and by at least a majority of the total number of shares of stock of the Company entitled to vote on the matter not owned by the entity other than the Company which is a party to the transaction, or any subsidiary or affiliate thereof (the "Receiving Entity"); (ii) the transaction has been approved by at least 75% of the members of the Company's Board of Directors not affiliated with the Receiving Entity ("Unaffiliated Directors");
(iii) the transaction has been approved by a majority of the Unaffiliated Directors prior to the date on which the Receiving Entity first acquired any stock of the Company; or (iv) the transaction has been approved by the holders of at least a majority of the shares of each class of stock of the Company entitled to vote on the matter and by at least a majority of the shares of each class of stock of the Company entitled to vote on the matter not owned by the Receiving Entity, and the aggregate of the cash and fair market value of all consideration to be paid to holders of the company's stock is equal to the amounts determined under a formula set forth in the Company's Articles of Organization.

      In addition, the Company's Articles of Organization direct the Company's Board of Directors, in evaluating such a transaction, or a tender or exchange offer, to consider (i) the social and economic effects of the transaction on the Company, its subsidiaries, their employees, depositors, customers and the communities they serve. (ii) the business and financial condition and earnings prospects of the other party and the possible effect of such conditions upon the Company, its subsidiaries and the communities they serve, and (iii) the competence, experience and integrity of the other party and its management.

                                 INDEMNIFICATION

      As allowed by the Massachusetts Business Corporation Law, the Company's By-Laws permit indemnification of its directors, officers, employees and agents in certain circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL MATTERS

      Doherty, Wallace, Pillsbury and Murphy, P.C., counsel for the Company, will give its opinion as to the legality of Common Stock being offered hereby, indicating that when sold, the Common Stock will be legally issued, fully paid and non-assessable.

                                     EXPERTS

      The consolidated financial statements of Westbank Corporation as of December 31, 2001 and for each of the years in the three year period ended December 31, 2001 incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  MISCELLANEOUS

      No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer by the Company to sell securities in any State to any person to whom it is unlawful for the Company to make such offer in such State. This Prospectus relates only to the additional Common Stock offered hereby and is not to be relied upon in connection with the purchase or sale of any other securities of the Company.

                                   PROSPECTUS

                              WESTBANK CORPORATION
              DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

                                TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
Available Information..........................................................................................      4
Incorporation of Certain Documents by Reference................................................................      4
The Company....................................................................................................      5
Risk Factors...................................................................................................      5
Description of the Plan........................................................................................      9
Purpose........................................................................................................      9
Advantages.....................................................................................................      9
Administration.................................................................................................     10
Participation..................................................................................................     10
Optional Cash Payments.........................................................................................     11
Costs..........................................................................................................     12
Purchases......................................................................................................     13
Reports to Participants........................................................................................     13
Dividends......................................................................................................     13
Certificates for Shares........................................................................................     14
Changing Method of Participation and Withdrawal from the Plan..................................................     14
Other Information..............................................................................................     15
Use of Proceeds................................................................................................     18
Description of the Company's Stock.............................................................................     18
Legal Matters..................................................................................................     20
Experts........................................................................................................     20
Miscellaneous..................................................................................................     20

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

            The following is an itemized statement of expenses (all but the registration fee are estimates) to be paid by the Registrant in connection with the issuance and sale of the Common Stock being registered.

         Securities and Exchange Commission Registration Fee......      $626.98

         Accounting Fees and Expenses.............................         None

         Printing Fees............................................         None

         Legal Fees and Expenses..................................   $10,000.00

         Miscellaneous............................................         None

         Total....................................................   $10,626.98

Item 15. Indemnification of Directors and Officers

      In general, Article V, Section 9 of the Registrant's By-Laws provides for indemnification of each director, officer, employee or agent of the Registrant, any former director, officer, employee or agent of the Registrant, and any person who is or shall be a director, officer, employee or agent of another organization in which the Registrant owns shares or of which it is a creditor, against all liabilities and expenses reasonably incurred by such person in connection with, or arising out of, any action, suit or proceeding in which such person may be a party defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been a director or officer of the Registrant or such other organization, except in relation to matters as to which such person shall be finally adjudged (other than by consent) in such action, suit or proceeding not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant or such other organization, and with respect to any criminal action or proceeding, only to the extent that he had no reasonable cause to believe his conduct was unlawful.

Item 16. Exhibits


Number            Exhibit

4.1               Articles of Organization               *

4.2               By-Laws                                *

                  Opinion of Doherty, Wallace,
                  Pillsbury and Murphy, P.C., as to
5                 the legality of the shares             Included Herein

23(a)             Consent of Deloitte & Touche LLP       Included Herein

                  Consent of Doherty, Wallace,           Included Herein
                  Pillsbury and Murphy, P.C.,
23(b)             (incorporated in Exhibit 5)

24                Power of Attorney (included on         Included Herein
                  signature of page of this
                  Registration Statement)

99.1              Westbank Corporation Dividend          **
                  Reinvestment and Common Stock
                  Purchase Plan

99.2              Westbank Corporation Dividend          Included Herein
                  Reinvestment and Common Stock
                  Purchase Plan Authorization Forms


* Incorporated by reference to identically numbered exhibits contained in Registrant's Annual Report on Form 10-K for the year ended December 31, 1988.

** Incorporated by reference as Exhibit 4.1 contained in the Registrant's Registration Statement on Form S-3 dated January 24, 1989.


Item 17. Undertakings

      (a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

                    Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising out of the Security Act of 1993 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1993 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1993 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Springfield, Commonwealth of Massachusetts on February 25, 2003.

                              WESTBANK CORPORATION


                                By: /s/ Donald R. Chase
                                    --------------------------
                                    Donald R. Chase, President

                                POWER OF ATTORNEY

      We, the undersigned Directors and officers of Westbank Corporation, do hereby severally constitute and appoint Donald R. Chase and John M. Lilly, or either one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as Directors and Officers and to execute any and all instruments for us in our name in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-3 including specifically but without limitation, power and authority to sign for us or any of us, any amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                              Date


    /s/   *                 President, Chief Executive
-------------------------   Officer and Director (Principal
Donald R. Chase             Executive Officer)                 February 25, 2003


    /s/   *                 Treasurer and Chief Financial
-------------------------   Officer (Principal Financial
John M. Lilly               and Accounting Officer)            February 25, 2003

    /s/   *                 Director                           February 25, 2003
------------------------
Roland O. Archambault


    /s/   *                 Director                           February 25, 2003
------------------------
Mark A. Beauregard


    /s/   *                 Director                           February 25, 2003
------------------------
David R. Chamberland


    /s/   *                 Director                           February 25, 2003
------------------------
Ernest N. Laflamme, Jr.


    /s/   *                 Director                           February 25, 2003
------------------------
G. Wayne McCary


    /s/   *                 Director                           February 25, 2003
------------------------
Robert J. Perlak


    /s/   *                 Director                           February 25, 2003
------------------------
George R. Sullivan


    /s/   *                 Director                           February 25, 2003
------------------------
James E. Tremble

                                  EXHIBIT INDEX

Number            Exhibit
4.1               Articles of Organization               *

4.2               By-Laws                                *

5                 Opinion of Doherty, Wallace,
                  Pillsbury and Murphy, P.C., as to
                  the legality of the shares             Included Herein

23(a)             Consent of Deloitte & Touche LLP       Included Herein

                  Consent of Doherty, Wallace,           Included Herein
                  Pillsbury and Murphy, P.C.,
23(b)             (incorporated in Exhibit 5)

24                Power of Attorney (included on         Included Herein
                  signature of page of this
                  Registration Statement)

99.1              Westbank Corporation Dividend          **
                  Reinvestment and Common Stock
                  Purchase Plan

99.2              Westbank Corporation Dividend          Included Herein
                  Reinvestment and Common Stock
                  Purchase Plan Authorization Forms

* Incorporated by reference to identically numbered exhibits contained in Registrant's Annual Report on Form 10-K for the year ended December 31, 1988.

** Incorporated by reference as Exhibit 4.1 contained in the Registrant's Registration Statement on Form S-3 dated January 24, 1989.